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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 15, 1997 (July 1, 1997)
                                                   ----------------------------


                        OUTLOOK INCOME/GROWTH FUND VIII,
                        A CALIFORNIA LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


         California                    0-14593              33-0104267
        (State or other            (Commission             (IRS Employer
        jurisdiction of             File Number)           I.D. Number)
        incorporation)


        400 South El Camino Real, Suite 1100, San Mateo, California 94402
                    (Address of principal executive offices)

Registrant's Telephone number, including area code:   (415) 343-9300
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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

On June 27, 1997, Outlook Income/Growth Fund VIII, a California Limited Partnership (the "Partnership"), received a Notice of Foreclosure on San Mar Plaza, a shopping center located at 900 Highway 80 in San Marcos, Texas (the "Property"). On July 1, 1997 the Property was foreclosed upon by UNUM, the holder of the secured loan.

The loan on the Property matured on May 15, 1997. Due to unsuccessful negotiations with the lender to restructure the terms of the debt and insufficient equity in the Property, the Partnership turned the Property over to the lender through a foreclosure on July 1, 1997. At the time of the foreclosure, the outstanding loan balance secured by the Property was $6,436,000, and the net assets approximated $6,199,000, resulting in an extraordinary gain on foreclosure of approximately $237,000.

Item 7.       FINANCIAL STATEMENTS

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Partnership to provide the financial statements required by Item 7 (b)
(1) of Form 8-K. In accordance with Item 7 (a) (4) of Form 8-K, the Partnership will file such financial statements by incorporation into it's June 30, 1997 Form 10-Q to be filed no later than August 14, 1997.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       OUTLOOK INCOME/GROWTH FUND VIII,
                                       A CALIFORNIA LIMITED PARTNERSHIP


                              By:      Glenborough Corporation,
                                       a California corporation
                                       Its Managing General Partner



Date:  July 15, 1997         By:       /s/ Terri Garnick
                                       Terri Garnick
                                       Chief Financial Officer

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